September 8, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 13.04 of Form N-CSR of Cromwell Marketfield L/S Fund dated September 8, 2022, and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE & TOUCHE LLP